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                                                                    EXHIBIT 99.1



[CONTOUR ENERGY CO. LOGO]                                           NEWS RELEASE

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FOR IMMEDIATE RELEASE
Monday, July 15, 2002


                     CONTOUR FILES FOR CHAPTER 11 PROTECTION


     HOUSTON, TEXAS -- CONTOUR ENERGY CO. ("Contour" or the "Company") announced today that it filed in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the "Bankruptcy Court"), a petition for reorganization under Chapter 11 of the United States Bankruptcy Code, Case No. 02-37740-H2-11. Contour's subsidiaries, Contour Energy E&P, LLC (Case No. 02-37741-H2-11), Kelley Operating Company, Ltd. (Case No. 02-37744-H2-11),
Concorde Gas Marketing, Inc. (Case No. 02-37743-H2-11), Concorde Gas Intrastate, Inc. (Case No. 02-37742-H2-11) and Petrofunds, Inc. (Case No. 02-37745-H2-11),
also filed Chapter 11 petitions with the Bankruptcy Court today. Also, following extensive negotiations with an informal committee of holders of more than 75% of their 10 3/8% subordinated notes (the "Ad Hoc Committee"), the Company and its subsidiaries filed a Joint Plan of Reorganization (the "Plan") and a Disclosure Statement regarding the Plan with the Bankruptcy Court embodying the terms of the proposed restructuring of Contour and its affiliates. The Plan provides, among other things, for payment of the claims of holders of the CompanY's 14% senior secured notes (the "Senior Notes") to be funded with a commercial bank credit facility to be negotiated by the Company in conjunction with new mezzanine debt financing contemplated by the Ad Hoc Committee. The Company is seeking the financing required to consummate the Plan but there is no assurance that the Company will be able to obtain adequate financing to satisfy the conditions in the Plan. In addition, the Plan contemplates the exchange of the Company's subordinated notes for substantially all of the equity interests in the reorganized entity and the payment of $750,000 cash pro rata to existing shareholders of Contour common stock. The Bankruptcy Court has not approved the Plan, and the Company cannot make any assurance that the Bankruptcy Court will approve the Plan in its current form.


     Further, the Company has reached an agreement with the majority holder of its Senior Notes and with the Senior Notes trustee for the use of cash collateral, subject to the further approval of the


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Bankruptcy Court. Pursuant to Sections 1107 and 1108 of the Bankruptcy Code, the
Company and its subsidiaries, as debtors and debtors in possession, will continue to manage and operate their assets and businesses subject to the supervision and orders of the Bankruptcy Court.


     Contour Energy Co. is engaged in the exploration, development, acquisition and production of natural gas and oil.

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     Contour Energy Co. common stock is traded on the OTC Bulletin Board under the symbol CONC.

Cautionary Statement as to Forward-Looking Information

     Statements made herein (as well as information included in oral or other written statements made or to be made by the Company or its representatives) that are forward-looking in nature are intended to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, relating to matters such as anticipated operating and financial performance, business prospects, future reserves, cash flow and value, developments and results of the Company. Actual performance, prospects, reserves, cash flow and value, developments and results may differ materially from any or all anticipated results due to economic conditions and other risks, uncertainties and circumstances partly or totally outside the control of the Company, including rates of inflation, natural gas prices, uncertainty of reserve estimates, rates and timing of future production of oil and gas, exploratory and development activities, acquisition risks, changes in the level and timing of future costs and expenses related to drilling and operating activities and those risk factors described in the Company's Annual Report on Form 10-K, including the amendment thereto, for the fiscal year ended December 31, 2001. Words such as "anticipated", "expect", "estimate", "project" and similar expressions are intended to identify forward-looking statements. Forward-looking statements include the risk factors described in the Company's Form 10-K mentioned above.

Company Contact:       Investor Relations                         (713) 652-5200